UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

April 29, 2022

Quotient Technology Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1260 East Stringham Avenue, Suite 600

Salt Lake City, Utah 84106

(Address of principal executive offices)

(650) 605-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	QUOT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report is incorporated into this Item 1.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On April 29, 2022, Quotient Technology Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC (together with the Company, the “Parties”) entered into the First Amendment to Tax Benefits Preservation Plan (the “Amendment ”), amending the Tax Benefits Preservation Plan, dated as of November 11, 2021, between the Parties (as amended, the “Tax Benefits Preservation Plan”). The Amendment changed the final expiration time of the Tax Benefits Preservation Plan from 5:00 p.m. New York City time on November 11, 2024 to 5:00 p.m. New York City time on January 2, 2023.

The Company entered into the Tax Benefits Preservation Plan to protect against a possible limitation on the Company’s ability to use its net operating losses (the “NOLs”) and certain other tax attributes to reduce potential future U.S. federal income tax obligations. If the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), its ability to fully utilize the NOLs and certain other tax attributes will be substantially limited and the timing of the usage of the NOLs and other tax attributes could be substantially delayed, which could significantly impair the value of those assets. Generally, an “ownership change” occurs if the percentage of the Company’s stock owned by one or more of its “5-percent shareholders” (as such term is defined in Section 382 of the Code) increases by more than 50 percentage points over the lowest percentage of stock owned by such stockholder or stockholders at any time over a three-year period.

As of December 31, 2021, the Company had federal NOL carryforwards of approximately $287.8 million which begin to expire in 2022. Based on information available to the Company and analysis under Section 382 of the Code, the Company estimates that its current ownership shift by 5-percent shareholders is approximately 40 percentage points and, holding all other factors constant, such percentage will decrease substantially after December 31, 2022.

The Tax Benefits Preservation Plan must be ratified by stockholders of the Company by November 11, 2022 in order for it to continue in force beyond that date and until January 2, 2023, unless it is terminated earlier than either of such dates in accordance with its terms. The Company plans to ask stockholders to ratify the Tax Benefits Preservation Plan at its 2022 Annual Meeting of Stockholders.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference. The Tax Benefits Preservation Plan and a description of its material terms were filed with the Securities and Exchange Commission in a Registration Statement on Form 8-A on November 12, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Tax Benefits Preservation Plan, dated as of November 11, 2021, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (which includes the Form of Rights Certificate as Exhibit B thereto) (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on November 12, 2021)

4.2	First Amendment to Tax Benefits Preservation Plan, dated as of April 29, 2022, by and between Quotient Technology Inc. and American Stock Transfer & Trust Company, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quotient Technology Inc.

By:	/s/ Connie Chen
Connie Chen

General Counsel, Compliance Officer and Secretary

Date: April 29, 2022